SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) May 14, 1998

                             Mercury Finance Company
               (Exact name of registrant as specified in charter)


Delaware                             1-10176                      36-3627010
(State of other jurisdiction       (Commission                  (IRS Employer
     of incorporation)            File Number)               Identification No.)



100 Field Drive, Lake Forest, Illinois                                   60045
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code (847) 295-8600





                                       N/A
          (Former name or former address, if changed since last report)



Item 5.   Other Events.

     On May 14, 1998, the Registrant entered into an Agreement with certain of its senior lenders and with the subordinated debt holder (the "Agreement") with respect to the principal terms of a financial restructuring of the Registrant, a copy of which agreement is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. In connection with the Agreement, the Registrant and its lenders also entered into a Third Amendment to Forbearance Agreement (the "Third Amended Forbearance Agreement") on May 14, 1998, a copy of which is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

     On May 15, 1998, the Registrant issued a press release announcing the Agreement, the Third Amended Forbearance Agreement, and financial results for the quarter ended March 31, 1998, a copy of which is attached as Exhibit 99.3 to this Form 8-K and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.

          Exhibit No.    Description of Document

          99.1 Agreement dated as of May 14, 1998, by and among Mercury Finance Company ("Mercury") and each of the institutional holders of claims, notes and/or commercial paper issued by Mercury listed on the signature pages thereto.

          99.2 Third Amendment to Forbearance Agreement dated as of May 14, 1998, between Mercury and the person(s) listed on the signature pages thereto.

          99.3 Press release dated May 15, 1998 issued by the Registrant.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Mercury Finance Company

Date:  May 15, 1998           By:  /s/ William A. Brandt, Jr.
                              Its:  President and Chief Executive
                                    Officer